Exhibit 3.70(a)
JUN-01-1999 11:45 CT CORP 214 754 0921 P.02/02 New Jersey Department of State C-100 Rev. 7/92 Division of Commercial Recording Certificate of Incorporation, Profit (Title 14A; 2-7 New Jersey Business Corporation Act For Use by Domestic profit Corporations) This is to Certify that, there is hereby organized a corporation under and by virtue of the above noted statute of the New Jersey Statutes. 1. Name of Corporation: USP New Jersey, Inc. 2. The Purpose for which this corporation is organized is (are) to engage in any activity within the purposes for which corporations may be organized under NJSA, 14A, 1-1 et seq: 3. Registered Agent: THE CORPORATION TRUST COMPANY 4. Registered Office: 820 Bear tavern Road West Trenton, NJ 0862[ILLEGIBLE] 5. The aggregate number of shares which the corporation shall have the authority to issue is: 1000 6. If applicable, set forth the designation of each class and series of shares, the number in each, and a statement of the relative rights, preferences and limitations. 7. If applicable, set forth a statement of any authority vested in the board to divide the shares into classes or series or both and to determine or change their designation number, relative rights, preferences and limitations. 8. The first Board of Directors shall consist of 1 Directors (minimum of one). Name Street Address City State Zip Donald E. Steen 17103 Preston Rd. [ILLEGIBLE]200 N, Dallas, TX 75248 9. Name and address of Incorporator(s): Name Street Address City State Zip Alex Bennett 17103 Preston Road, Ste. 200 North, Dallas, TX 75248 10. The duration of the corporation is: perpetual 11. Other Provisions: 12. Effective date (Not to exceed 90 days from date of filing): In Witness whereof, each individual incorporator being over eighteen years of age has signed this certificate, or if the Incorporator is a corporation has caused this Certificate to be signed by its duly authorized officers this 26 day of may 1999. Signature: ________________ Signature: ________________ Signature: ________________ Signature: ________________ (N. J. - 1995 - 5/24/94) 596838 1140080 0100783124